EXHIBIT 10.48
WEBMD, LLC
SUPPLEMENTAL BONUS PROGRAM
TRUST AGREEMENT

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TABLE OF CONTENTS
(Continued)

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WEBMD, LLC
SUPPLEMENTAL BONUS PROGRAM
TRUST AGREEMENT
(As Amended And Restated Effective as of March 15, 2008)
          This Supplemental Bonus Program Trust Agreement (the “Trust Agreement”) was originally made and entered into the 15th day of March, 2007 by and between WEBMD, LLC, a Delaware limited liability company (the “Company”) (then known as WEBMD, INC., a Georgia corporation), and Peter Anevski (the “Trustee”), to evidence a trust (the “Trust”) established to hold funds to provide supplemental bonuses to certain designated employees of the Company and its Subsidiaries. All assets were distributed from the Trust in accordance with the terms of the original Trust Agreement on March 14, 2008. This amendment and restatement of the Trust Agreement is effective as of March 15, 2008.
RECITALS
          A. As a result of the Company’s operating results for calendar year 2007, the Company has adopted a supplemental bonus program for 2007 for the employees listed on the 2007 Participant List that gives those Participants the right to receive the amounts shown opposite their respective names (the “2007 Supplemental Bonuses”). This supplemental bonus program gives those Participants who remain employed through March 1, 2009 the right to receive all of the assets of the Trust as of March 1, 2009 (except for expenses as described herein), which 2007 Supplemental Bonuses will be paid on or about March 1, 2009. The terms of such bonus program are reflected in this Trust Agreement.
          B. The Company has decided to fund the 2007 Supplemental Bonuses with assets to be held and administered under this Trust Agreement.
AGREEMENT
          The Company hereby adopts this amended and restated Trust Agreement, and the Trustee hereby agrees to serve as trustee and to receive and hold any and all cash and property that may be delivered to it as trustee hereunder from time to time in trust for the uses and purposes and upon the terms and conditions hereinafter stated:
ARTICLE I
ESTABLISHMENT, TERM, FUNDING AND
ADMINISTRATION OF THE TRUST
          Section 1.01 Establishment and Term of the Trust
          (a) The Trust hereby established is irrevocable and shall continue until the first to occur of:
          (i) The Bonuses of each and every Participant have been either paid or forfeited and all other liabilities of the Trust have been satisfied or provided for; or

          (ii) All then living Participants and the Beneficiaries of any deceased Participants who have neither forfeited nor received the full amount of their Bonuses and shall consent; or
          (iii) December 31, 2010.
          (b) (i) The Company may extend the supplemental bonus program for an additional year by delivering to the Trustee a new Participant List setting forth the names of employees eligible for bonuses for such additional year (who shall then become Participants for such year) and the amounts of their potential bonuses (which shall be such new Participants’ Bonuses hereunder for such additional year). Such new Participant List shall be automatically effective upon receipt by the Trustee, provided that the Trustee receives such new Participant List no later than the April 1 immediately following the previous calendar year. The Company may further extend the term of this Trust for up to three additional calendar years in accordance with this Section 1.01(b) (for an aggregate of up to four annual extensions) unless this Section 1.01(b) is amended to allow for additional extensions.
          (ii) For each year that the Company extends the supplemental bonus program pursuant to this Section 1.01(b), the date in Section 1.01(a)(iii) shall be extended by one year.
          (iii) For each year that the Company extends the term of the supplemental bonus program and the Trust pursuant to this Section 1.01(b), (A) the new Participant List and Bonuses for such year shall be assigned the appropriate year and new accounts will be established, (B) any reference in this Trust Agreement to the 2007 Participant List shall, for such extended year, refer to the corresponding Participant List and Bonuses for such year, and (C) the Participants’ individual bonus amounts, applicability of the forfeiture provisions and Participant Bonus Determination Date will be defined in the corresponding Participant List for each such year.
          (c) The principal of the Trust and any earnings thereon (collectively, the “Trust Fund”) shall not be paid to the Company, shall be held separate and apart from funds of the Company, and shall be used exclusively for the uses and purposes herein set forth.
          Section 1.02 Funding, Accounts and List of Participants
          (a) On or prior to March 31, 2008, the Company will pay to the Trustee a deposit in an amount equal to the aggregate amount of the Bonuses listed on the 2007 Participant List in cash.
          (b) The Trustee shall establish an account for each Participant who is listed on the 2007 Participant List (an “Account”), and shall credit to each such Account the contributions made by the Company in the amount listed for such Participant in the 2007 Participant List. If the term of the Trust is extended pursuant to Section 1.01(b), the Trustee shall establish separate Accounts for the Participants who are listed in the Participant List corresponding to such additional year. The Trustee shall allocate investment income to a separate account (the “Income Account”) and shall allocate forfeitures to another separate account (the “Forfeiture Account”). The Trustee shall pay taxes and expenses of the Trust first from the Forfeiture

Account and then from the Income Account prior to charging the Participants’ Accounts with any expenses. Any remaining balance in the Income and Forfeiture Accounts, whether positive or negative, shall be allocated to each 2007 Participant’s Account pursuant to Section 3.02 of this Trust Agreement. The Accounts, the Income Account and the Forfeiture Account may be established by book entries, and the Trust Fund need not be segregated to reflect such separate recordkeeping accounts. The Trustee shall charge each Participant’s Account for its ratable share of administrative and related expenses (to the extent the Forfeiture Account and Income Account are insufficient), as well as Bonus payments to the Participant for whom such Account was established.
          (c) The Administrative Committee shall notify the Trustee in the event that any Participant has a Termination of Employment prior to the Participant Bonus Determination Date, as well as identify whether the Termination of Employment qualifies for acceleration of the payment of the Participant’s Bonus as provided in Section 3.02(b). The Administrative Committee shall furnish the Trustee with an updated 2007 Participant List from which the name of the Participant has been removed. Unless the Termination of Employment results in an acceleration of the payment of the Participant’s Bonus as provided in Section 3.02(b), the Participant shall automatically cease to be a beneficiary and Participant in the supplemental bonus program, and the balance of his or her Account shall be transferred to the Forfeiture Account.
          Section 1.03 Committees
          (a) The Company has delegated to a committee comprised of Wayne Gattinella and Anthony Vuolo (herein referred to as the “Governing Committee”) the authority to approve the Participants and their respective Bonus amounts as listed on the 2007 Participant List; provided, however, that, with respect to any individual who is an Executive Officer, the Company has delegated to the Compensation Committee of the Board of Directors of WebMD Health Corp. (the “Compensation Committee”) the authority to approve Participants and their respective Bonus amounts. Any reference in this Trust Agreement to “Governing Committee” shall be deemed to be a reference to the Compensation Committee where the authority, action or determination relates to an individual or Participant who is an Executive Officer, including without limitation the authority to determine Participants and the amounts of Bonuses. The Governing Committee has approved the 2007 Participant List. The Company has also delegated to the Governing Committee its powers and duties under Section 1.01(b) with respect to the extension of the term of the Trust and designation of Participants for any such additional years and determination of the Participants’ Bonuses for any such additional years, as well as the administration of the supplemental bonus program. All decisions and determinations made by the Governing Committee shall be final, binding and conclusive on all parties.
          (b) The Governing Committee may delegate to a committee (herein referred to as the "Administrative Committee”) its powers and duties to administer the supplemental bonus program and this Trust Agreement. All decisions and determinations made by the Administrative Committee with respect to the administration of the supplemental bonus program and this Trust Agreement shall be final, binding and conclusive on all parties. If no Administrative Committee is established, all references herein to the Administrative Committee shall be deemed references to the Governing Committee.

ARTICLE II
DEFINITIONS
          Section 2.01 Definitions
          Capitalized terms used in this Trust Agreement without definition have the meanings set forth in this Section 2.01:
          “Beneficiary” means the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive his or her Bonus payment or payments in the event of the Participant’s death.
          “Board of Directors” or “Board” means the board of directors of the Company or any successor thereto.
          “Bonus” means the amount of the potential bonus for an employee as set forth on the applicable Participant List.
          “Disability” means any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his or her customary and usual duties for the Participant’s Employer, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in either case, has lasted or can reasonably be expected to last for at least 180 days out of a period 365 consecutive days. The Company may require such medical or other evidence as it deems necessary to judge the nature and permanency or the Participant’s condition.
          “Division” means one or more of the lines of business of the Company or a Subsidiary.
          “Employer” means the Company or the Subsidiary by which a Participant is employed.
          “Executive Officer” means any individual who is subject to Section 16(a) of the Securities Exchange Act of 1934.
          “HLTH Company” means HLTH Corporation, a Delaware corporation, (“HLTH”) and any wholly-owned subsidiary of HTLH other than the Company or any of the Company’s Subsidiaries.
          “Participant” means an employee listed on an applicable Participant List.
          “Participant Bonus Determination Date” shall be March 1, 2009 or such other date as may be determined by the Governing Committee in the event the Company extends the supplemental bonus program and the Trust pursuant to Section 1.01(b).

          “Participant List” means the list of employees eligible for bonuses and the amounts of their potential bonuses as approved by the Governing Committee, or in the case of Executive Officers, as approved by the Compensation Committee.
          “Part-Time Employment” shall mean an employee’s rendering of services to the Company or a Subsidiary on a regular basis of less than five days and thirty-five hours per week.
          “Subsidiary” means any corporation, association, partnership, joint venture or other business entity of which the Company (or a successor to the Company) owns or controls (directly or indirectly) 50% or more of the voting stock or other equity interests.
          “Termination of Employment” means any voluntary or involuntary termination of the Participant’s employment with the Company or a Subsidiary for any reason, including as the result of the sale of the Subsidiary or Division by which the Participant is employed; provided, however, that any Participant who is transferred from employment with the Company or a Subsidiary to employment with a HLTH Company shall not be deemed to have had a Termination of Employment unless and until such Participant ceases for any reason to be employed by a HLTH Company, including as the result of the sale of the subsidiary or division of HLTH by which the Participant is employed. Notwithstanding anything to the contrary contained herein, a Participant’s change of status to Part-Time Employment, may, in the discretion of the Governing Committee, be deemed a Termination of Employment for the purposes herein; and in the event of such a determination, such Participant’s Bonus will be forfeited and reallocated to the Forfeiture Account.
ARTICLE III
PAYMENTS FROM THE TRUST
          Section 3.01 No Entitlement.
          The establishment of the Trust and the payment or delivery to the Trustee of money or other property shall not vest in the Company or any Participant or Beneficiary any right, title of interest in and to any assets of the Trust. Rather, such money or property are assets of the Trust and are subject to this Trust Agreement.
          Section 3.02 Determination of Participant Bonuses
          (a) Each Participant’s right to the Bonus provided in the 2007 Participant List shall become payable if the Participant is employed with the Company, a Subsidiary, or a HLTH Company on the Participant Bonus Determination Date. Immediately prior to and effective on the Participant Bonus Determination Date, the Trustee shall reallocate the amounts then credited to the Forfeiture Account (the “First Allocable Amount”) to the Accounts of those Participants who are remaining in the program on such date and who are not Executive Officers. The amount of the First Allocable Amount reallocated to each such Participant’s Account shall be that portion of the First Allocable Amount that bears the same relation to the total First Allocable Amount as the applicable Participant’s Account balance bears to the aggregate amount of all the Account balances of those Participants who are not Executive Officers. Immediately following the reallocation of the First Allocable Amount and effective on the Participant Bonus

Determination Date, the Trustee shall reallocate the amounts then credited to the Income Account (the “Second Allocable Amount”) to the Accounts of all of the Participants who are remaining in the program on such date. The amount of the Second Allocable Amount reallocated to the Account of each Participant shall be that part of the Second Allocable Amount that bears the same relation to the total Second Allocable Amount as such Participant’s Account balance bears to the aggregate amount of all of the Account balances of Participants (after giving effect to the reallocation of the Forfeiture Account as provided above). The Participants’ Bonuses shall automatically be increased by such reallocated amounts.
          (b) Upon a Participant’s Termination of Employment prior to the Participant Bonus Determination Date, he or she shall forfeit all rights to any portion of his or her Bonus; provided however that if a Participant (i) dies or (ii) the Administrative Committee determines that a Participant’s Termination of Employment is (A) a result of a Disability, (B) in connection with the termination of a group of employees as part of a restructuring, reorganization or a reduction in force or (C) a result of the sale of the Subsidiary or Division by which he or she is employed, then such Participant shall be entitled to his or her Bonus, which shall be paid within 2-1/2 months following the date of his or her Termination of Employment. The amount of the Bonus as provided in the preceding proviso shall be the amount set forth on the 2007 Participant List, and will not be adjusted to reflect any reallocation of amounts credited to the Income Expense Account or the Forfeiture Account.
          Section 3.03 Payments by Trustee
          (a) The Company agrees to provide the Trustee with the names and last known mailing address of all Participants who become entitled to receipt of Bonus payments hereunder. The Trustee shall be entitled to rely upon such information provided to it by the Company in making distribution of benefits, unless the Trustee is notified that such information is incorrect or outdated.
          (b) On or as soon as practicable after, but no later than 2-1/2 months after, the Participant Bonus Determination Date or, in the case of a Bonus that is payable pursuant to Section 3.02(b), within 2-1/2 months after the Participant’s Termination of Employment, the Trustee shall make payment from the Trust Fund of each Participant’s Bonus that has become due. The Trustee shall notify the Company of the amount and date of each such payment.
          (c) The rights of the Participants to receive the Bonuses that become due and payable hereunder shall not be affected or diminished in any way by the existence of any dispute between a Participant and the Company. The Trustee shall be entitled to rely on information provided by and determinations made by the Administrative Committee in making distributions from the Trust. Such distributions shall be made notwithstanding any notice or demand by the Company that the distributions should not be made, whether based on the Company’s claim that any Participant is not entitled to some or all of the amount of such distributions or otherwise, and the Trustee shall have no responsibility or liability to the Company for making any payment. No surety or other bond shall be required as to any distribution or payment to any Participant.
          (d) The Trustee shall deduct from each payment under this Trust Agreement any federal, state, or local withholding or other taxes or charges which the Trustee may be required to deduct under applicable laws, and the Trustee shall remit such withheld taxes to the Company. In this regard, upon request by the Trustee, the Company shall calculate and provide to the Trustee an itemization of federal, state and/or local taxes required to be withheld from each Bonus payment to a Participant. Also, if requested by the Trustee, the Company shall be responsible for remitting such withheld taxes to the taxing authorities and for preparing and delivering to the appropriate persons, including Participants and governmental agencies, all tax returns, forms and reports as may be required by applicable laws in connection with any such withholding.
          (e) In the event that all of the Participants have had a Termination of Employment with the Company or Subsidiary prior to the Participant Bonus Determination Date and any assets remain in the Trust Fund, the Company shall immediately provide to the Trustee (i) the names and last known addresses of the Participants who (A) were not Executive Officers when their employment terminated and (B) were employed by the Company or a Subsidiary at any time during the 90-day period preceding the last day prior to the Participant Bonus Determination Date on which any Participants were employed by the Company or a Subsidiary (the “Final Participants”) and (ii) the amounts of such Final Participants’ Bonuses that were payable or forfeited, as the case may be, at the time of their Termination of Employment. The Trustee shall, as soon as practicable following receipt of such information, pay the full amount of the remaining Trust Fund to the Final Participants. The amount paid to each Final Participant shall be that portion of the remaining Trust Fund that bears the same relation to the total remaining Trust Fund as the Final Participant’s Bonus that became payable or was forfeited bears to the aggregate of such Bonus of all the Final Participants. For avoidance of doubt, if there is only one Final Participant, all of the remaining Trust Fund shall be paid to such Final Participant. In the event that all of the Participants who are not Executive Officers have a Termination of Employment prior to the Participant Bonus Determination Date but one or more Participants who are Executive Officers remain employed on the Participant Bonus Determination Date, then the provisions of this Section 3.03 shall be applied with respect to the remaining assets in the Forfeiture and Income Accounts immediately after the determination of and payment of Bonuses to the Participants who are Executive Officers.
          (f) Notwithstanding the foregoing, the Trustee may deliver the full amount of each payment due under this Trust Agreement to the Company for payment to the applicable Participant or Beneficiary (net of applicable withholding taxes), in which case the Company shall pay the amounts due to each Participant or Beneficiary on behalf of the Trustee in accordance with this Trust Agreement. In addition, the Company shall have the right to require the Trustee to deliver such amounts to the Company for payment in accordance with this Section 3.03(f).
          Section 3.04 No Rights to Bonuses or Continued Employment
          No employee of the Company or a Subsidiary has any right to participate in any supplemental bonus program unless such employee has been designated as a Participant on a Participant List in accordance with Section 1.01(b)(i). Neither an employee’s participation in any supplemental bonus program nor anything in this Trust Agreement shall be deemed to create or confer on a Participant any right to be retained in the employ or service of the Company, a Subsidiary, or a HLTH Company, or to interfere with or to limit in any way the right of the Company, a Subsidiary, or a HLTH Company to terminate such employment at any time. In addition, participation in a given year does not entitle a Participant to participation in any future year.
          Section 3.05 Assignments
          No part of the Trust Fund shall be liable for the debts, contracts or engagements of any Participant (or Beneficiary) or the Company, or be taken in execution by levy, attachment or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber or assign any benefits, payments, claims or interests that such person may expect to receive, contingently or otherwise, hereunder in any manner whatsoever.
          Section 3.06 Section 409A
          If any provision of this Trust Agreement contravenes any regulations or guidance promulgated under Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”) or could cause a Bonus to be subject to the interest and penalties under Section 409A of the Code, such provision of this Trust Agreement shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Company or the Executive Committee or the Administrative Committee may have pursuant to this Trust Agreement shall not be applicable to a Bonus that is subject to Section 409A of the Code to the extent such discretionary authority will contravene Section 409A of the Code or the guidance promulgated thereunder.
ARTICLE IV
POWERS, DUTIES AND RIGHTS OF TRUSTEE
          Section 4.01 Investment Authority
          (a) The Trustee shall invest and manage the assets of the Trust in accordance with written directions from the Governing Committee.
          (b) Subject to the foregoing provisions of this Section 4.01, the Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein, and all rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Participants. The Trustee shall have full power and authority to invest and reinvest the Trust funds in any investment permitted by law without limiting the generality of the foregoing, the power:
          (i) To hold, invest and reinvest the principal or income of the Trust in bonds, common or preferred stock, other securities, or other personal, real or mixed tangible or intangible property;

          (ii) To deposit or invest all or any part of the assets of the Trust Fund in savings accounts or certificates of deposit or other deposits which bear a reasonable interest rate in a bank;
          (iii) To hold in cash, without liability for interest, such portion of the Trust Fund which, in its discretion, shall be reasonable under the circumstances, pending investments, or payment of expenses, or the distribution of benefits;
          (iv) To employ such agents including custodians and counsel as may be reasonably necessary and to pay them reasonable compensation; to settle, compromise or abandon all claims and demands in favor of or against the Trust assets;
          (v) To cause title to property of the Trust to be issued, held or registered in the individual name of the Trustee, or in the name of its nominee(s) or agent(s), or in such form that title will pass by delivery;
          (vi) To exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under the laws of the State of New York, so that the powers conferred upon the Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto;
          (vii) To institute, compromise and defend actions and proceedings; to pay or contest any claim; to settle a claim by or against the Trustee by compromise, arbitration, or otherwise; to release, in whole or in part, any claim belonging to the Trust to the extent that the claim is uncollectible;
          (viii) To use securities depositories or custodians and to allow such securities as may be held by a depository or custodian to be registered in the name of such depository or its nominee or in the name of such custodian or its nominee;
          (ix) To invest the Trust Fund from time to time in one or more investment funds, which funds shall be registered under the Investment Company Act of 1940; and
          (x) To do all other acts necessary or desirable for the proper administration of the Trust Fund, as if the Trustee were the absolute owner thereof.
However, nothing in this section shall be construed to mean the Trustee assumes any responsibility for the performance of any investment made by the Trustee in its capacity as trustee under the operations of this Trust Agreement.
          Section 4.02 Duties of Trustee
          (a) The Trustee shall exercise its powers from time to time as may be appropriate or as required by law.
          (b) The Trustee shall maintain or cause to be maintained suitable records, data and information relating to its functions hereunder.

          (c) The Trustee shall maintain accurate and detailed accounts of all investments, receipts, disbursements and other actions hereunder. Its books and records relating thereto shall be open to inspection and audit at all reasonable times by the Company, the Administrative Committee, the Participants or their duly authorized representatives. The Trustee shall submit to the Company or the Administrative Committee such valuations, reports or other information as the Company or Administrative Committee may reasonably request.
          (d) Within 30 days after the close of business on the last business day of each calendar month (and within 30 days after the removal or resignation of the Trustee, as provided in Article V hereof), and at any other time as directed by the Company in writing, the Trustee shall render to the Company a written account showing a reasonable summary of the investments, receipts, disbursements and other transactions engaged in by the Trust during the preceding period, and setting forth the assets and liabilities of the Trust, the value of the net assets of the Trust and the value of the Income Account and the Forfeiture Account.
          Section 4.03 Expenses and Taxes
          (a) Such compensation to the Trustee as may be agreed upon in writing from time to time between the Company and the Trustee shall be paid by the Company, but if not so paid, shall constitute a charge upon the Trust Fund; provided, however, that if the Trustee is an employee of the Company, a Subsidiary or a HLTH Company, the Trustee shall not be entitled to compensation for serving as Trustee.
          (b) Proper expenses of the Trust, including the following, shall be paid by the Company, but if not so paid, shall constitute a charge upon the Trust Fund:
          (i) expenses relating to the establishment and administration of the Trust Fund, including attorney, auditor, accountant and other professional services fees;
          (ii) reasonable costs, expenses and charges of the Trustee incurred or made in the performance of its duties;
          (iii) expenses relating to investment of the Trust Fund such as brokers’ commissions and similar items; and
          (iv) all taxes of any and all kinds that may be levied or assessed under existing or future laws upon or in respect of the Trust Fund or the income thereof.
          Section 4.04 Third Parties
          No person dealing with the Trustee shall be required to follow the application of purchase money paid to the Trustee or inquire as to whether the Trustee has complied with the requirements hereof.
          Section 4.05 Joinder of Parties
          In any judicial, arbitration or administrative proceeding, only the Company, the Trustee, and the Participant Party (as defined below) shall be necessary parties, and no other person shall be entitled to any notice or service of process (except as required by law). “Participant Party” means the interested Participant if the dispute involves payment from the Trust of any Bonus asserted to be earned by and payable to the Participant, and otherwise means a majority of Participants. Any judgment, decision or award entered in any such proceeding or action shall be conclusive upon all interested persons.
ARTICLE V
RESIGNATION, REMOVAL AND SUCCESSION
          Section 5.01 Resignation
          The Trustee may resign at any time upon 30 days’ prior written notice to the Company (which notice may be waived by the Company). In addition, in the event the Trustee is no longer employed by the Company or a Subsidiary for any reason, the Trustee will be deemed to have automatically resigned as of the termination date without any further action.
          Section 5.02 Removal
          The Trustee may be removed by the Company at any time upon 30 days’ prior written notice to the Trustee (which notice may be waived by the Trustee).
          Section 5.03 Succession
          (a) Upon resignation or removal of the Trustee, the Company shall promptly appoint a successor Trustee, who shall have the same powers and duties as those conferred herein. Any resigning or removed Trustee shall transfer the Trust Fund to its successor and shall deliver the books, accounts and records thereof thereto. The resigning or removed Trustee is authorized, however, to reserve such amount as may be necessary for the payment of its fees and expenses incurred prior to resignation or removal.
          (b) If a successor Trustee is not appointed within 30 days after the Trustee gives notice of its resignation or within 30 days after the Trustee receives notice of its removal, then the Trustee, the Company, or any Participant may apply to any court of competent jurisdiction or any arbitrator identified in accordance with Section 7.03 for appointment of a successor. The Trustee shall continue to serve until the successor assumes its office hereunder.
ARTICLE VI
CREDITOR CLAIMS; AMENDMENT
          Section 6.01 Creditor Claims
          The Trust Fund shall not be subject to the claims of the general creditors of the Company. No part of the corpus or income of the Trust Fund shall be recoverable by the Company or used for any purpose other than for the exclusive purpose of providing Bonus payments to Participants or their Beneficiaries and defraying reasonable expenses of administering the Trust in accordance with the provisions of this Trust Agreement.

          Section 6.02 Power to Amend
          The Company and the Trustee shall have the right at any time and from time to time to enter into agreements modifying or amending this Trust Agreement in whole or in part; provided, however, that this Trust Agreement may be amended or supplemented to cure any ambiguity, defect or inconsistency so long as and to the extent that no such amendment or supplement shall adversely affect the rights of Participants. Without the consent of the interested Participant, no amendment shall materially impair any rights hereunder in respect of the payment from the Trust Fund of any portion of a Bonus. Notwithstanding that an amendment may be permissible under this Section 6.02, this Trust Agreement shall not be amended by an amendment that would cause any of the assets of the Trust to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries (and plan expenses).
ARTICLE VII
LIABILITIES
          Section 7.01 Liability of the Company
          The Company shall not be liable or responsible for
          (a) any debts, liabilities or obligations of the Trustee, and
          (b) the acts or omissions (except as specifically undertaken by agreement of indemnity or insurance) of any fiduciary or other person rendering services to the Trust Fund.
          Section 7.02 Liability of the Trustee
          (a) The Trustee shall have no liability for the adequacy of contributions for the purposes of the Bonus payment.
          (b) The Trustee shall have no liability for the acts or omissions of the Company.
          (c) The Trustee shall have no liability for following proper directions, including investment directions, which are made in accordance with this Trust Agreement.
          Section 7.03 Freedom from Outside Interference; Defense of Action
          (a) The Trustee shall administer this Trust Agreement consistent with its terms, free of judicial intervention and without order, approval, or other action of any court, except to the extent the Trustee determines, in its discretion, that it is necessary or advisable to seek instructions with respect to any matter involving the Trust from a court having jurisdiction over the Trustee or the assets of the Trust. To the extent any person is granted the power or has the authority under this Trust Agreement to approve or compel any act on the part of the Trustee, or to provide information to the Trustee, or to render advice to the Trustee, or to otherwise approve or compel any action or exercise of any power that affects or will affect any Trust asset held hereunder, the Trustee is directed, to the extent the Trustee would not be subject to personal liability or personal exposure (for example, by being held in contempt of court or other sanction by a court having jurisdiction over that Trustee): (i) to accept or recognize acts, approval, instructions, information vetoes, or advice, the effects of any approval, veto or compelled action or the exercise of any power, only if given by or resulting from persons acting of their own free will and not under compulsion of any legal process or like authority; and (ii) to ignore any act or approval, instruction, information veto, advice, directive, order, or the like, or the results or effects thereof, of past or present Trustees or any other person where (A) such has been instigated by directive, order, or like decree of any court, administrative body or other tribunal, or where (B) the person attempting to compel the act, or attempting to exercise the authority to render advice, or otherwise attempting to compel any action or exercise any power which affects or will affect this Trust Agreement, is not a person either appointed or so authorized or the like pursuant to the terms and conditions of this Trust Agreement.
          (b) The Trustee is not obligated to defend actions in which the Trustee is named, but shall notify the Company of any such action and may tender defense of the action to the Company, Participants or Beneficiary whose interest is affected. The Trustee may in its discretion defend any action in which the Trustee is named, and any expenses incurred by the Trustee shall be paid by the Company. The Trustee is authorized to pay such amounts from the Trust Fund if the Company fails to pay them within 30 days of presentation of a statement of the amounts due.
          Section 7.04 Indemnifications of Trustee
          (a) The Company shall indemnify and hold the Trustee harmless from and against all loss or liability (including expenses and reasonable attorneys’ fees) to which it may be subject by reason of its execution of its duties under this Trust, or by reason of any acts taken in good faith in accordance with information, or acts omitted in good faith due to absence of information from the Company, a Participant or any other person designated to act on such person’s behalf, unless such loss or liability is (i) due to the Trustee’s gross negligence or willful misconduct, or (ii) due to the Trustee’s negligence in matters involving the transfer of funds or the safekeeping of assets.
          (b) In the event that the Trustee is named as a defendant in a lawsuit or proceeding involving the Trust Fund, the Trustee shall be entitled to receive from the Company on a current basis the indemnity payments provided for in this Section; provided, however, that if the final judgment entered in the lawsuit or proceeding holds that the Trustee is guilty of conduct that is not subject to indemnification under Section 7.04(a), with respect to the Trust Fund, the Trustee shall be required to refund the indemnity payments that it has received. Any amount payable to the Trustee under this Section 7.04 that is not paid by the Company within 30 days of written demand may be paid from the Trust.
          (c) All releases and indemnities provided in this Trust Agreement shall survive the termination of this Trust Agreement.

ARTICLE VIII
MISCELLANEOUS
          Section 8.01 Successors
          This Trust Agreement and the Trust created hereby shall be binding upon and shall inure to the benefit of the heirs, executors, personal and legal representatives, successors and assigns of the parties hereto and of the Participants.
          Section 8.02 Use of Trust Funds
          Under no circumstances shall any contributions to the Trust or any part of the Trust Fund be recoverable by the Company from the Trustee, or be used for or diverted to purposes other than for the exclusive purposes of providing benefits to Participants or Beneficiaries (and paying plan expenses).
          Section 8.03 Partial Invalidity
          If any provision of this Trust Agreement is held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining portions of this Trust Agreement, unless such illegality or invalidity prevents accomplishment of the objectives and purposes of this Trust Agreement. In the event of any such holding, the parties will immediately amend this Trust Agreement as necessary to remedy any such defect.
          Section 8.04 Construction
          This Trust Agreement shall be construed, administered and enforced according to the laws of New York.
          Section 8.05 Headings
          Headings in this Trust Agreement are inserted for convenience of reference only, and any conflict between such headings and the text shall be resolved in favor of the text.
          Section 8.06 Counterparts
          This Trust Agreement may be executed in an original and any number of counterparts, each of which will be deemed to be an original of one and the same instrument.
          Effective the day and year first written above.

TRUSTEE		WEBMD, LLC

By	/s/ Peter Anevski Peter Anevski	By:	/s/ Wayne Gattinella Wayne Gattinella

		By:	/s/ Anthony Vuolo Anthony Vuolo